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                                                                  EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 16, 2000 included in this Form 10-K into the Company's previously filed Registration Statements (File No.'s 33-3536, 33-16749, 33-33564, 33-44702, 33-51754, 33-53349, 33-53351, 33-53355, 333-18997, 333-19001,
333-41935, 333-63315, 333-74973, 333-74977, 333-75607, 333-75679, 333-83299,
333-83305, 333-96035, 333-34022 and 333-43836) on Form S-8.

                                          Arthur Andersen LLP

San Jose, California
August 28, 2000